UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): October 31, 2008

JUHL WIND, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141010	20-4947667
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

996 190th Avenue
Woodstock, Minnesota	56186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 777-4310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

JUHL WIND, INC.

October 31, 2008

TABLE OF CONTENTS
Page
Items 1.01	Entry into a Material Definitive Agreement	1

Items 3.02.	Unregistered Sales of Equity Securities	5

Items 9.01.	Financial Statements and Exhibits	5

Items 1.01    Entry into a Material Definitive Agreement

On October 31, 2008, we acquired all of the issued and outstanding shares of common stock of Next Generation Power Systems, Inc., a South Dakota corporation (“NextGen”), in exchange for an aggregate purchase price of $322,500 (the “Purchase Price”) payable by delivery of an aggregate of 92,143 unregistered shares of our common stock allocated among certain of the NextGen selling shareholders. The Purchase Price included repayment of the note payable from NextGen to certain selling shareholders (the “Shareholder Note”). The transaction is referred to in this current report as the purchase transaction. The purchase transaction also included our purchase of a commercial building located at 1502 17th Street SE, Pipestone, Minnesota 56164 (the “Real Estate”) for a purchase price of $144,000 payable by delivery of an aggregate of 41,070 unregistered shares of our common stock allocated among certain individuals (who are also the NextGen selling shareholders). The purchase transaction also included assumption of certain liabilities of NextGen including a note payable to Merchant’s Bank (the “Merchant’s Note”) but excluding the Shareholder Note.

The purchase transaction was consummated pursuant to a Stock Purchase Agreement, dated October 31, 2008, between us, NextGen and the NextGen Selling Shareholders, which is attached hereto as Exhibit 2.1, and a Sales-Purchase Agreement, dated October 31, 2008, between us and individuals (who are also the NextGen selling shareholders), which is attached hereto as Exhibit 2.2, to this current report.

The Purchase Transaction

General

At the closing of the purchase transaction, certain shareholders of NextGen received unregistered shares of our common stock and, with respect to certain NextGen shareholders, cash in repayment of a NextGen note payable to them for all of the outstanding shares of common stock of NextGen held by them.  Certain individuals (who are also the selling shareholders) received unregistered shares of our common stock in payment for our purchase of the Real Estate, and we assumed certain liabilities of NextGen including the “Merchant’s Note” but excluding the Shareholder Note. As a result, at the closing of the purchase transaction, we (i) assumed the liabilities of NextGen, including the Merchant’s Note, but excluding the Shareholder Note; (ii) issued an aggregate of 92,143 unregistered shares of our common stock (the “Stock Consideration”) to certain of the NextGen selling shareholders in exchange for their shares of NextGen; and (iii) issued an aggregate of 41,070 unregistered shares of our common stock to certain individuals (who are also the selling shareholders) for purchase of the Real Estate. Such issuance represents less than 1% of our outstanding shares of common stock, inclusive of 5,160,000 shares of common stock issuable upon the conversion of our outstanding series A convertible preferred stock. Further, as a portion of this transaction, and in consideration of the Stock Consideration, the shareholders of NextGen agree to release NextGen from its obligations under the Shareholder Note and such note shall be deemed repaid and of no further force or effect. The consideration paid in the purchase transaction was determined as a result of arm’s-length negotiations between us, NextGen and the NextGen selling shareholders.

Dan Juhl, our Chairman and Chief Executive Officer, is a NextGen selling shareholder, and his shares are being included with no additional cash or stock outlay to us and only in consideration of the assumption of the NextGen liability by us, and acknowledges he receives a benefit therefrom. Mr. Juhl was not involved in the negotiation of the transaction and did not participate as a director in our approval of the transaction.

Changes Resulting from the Purchase Transaction

NextGen is in the business of renewable energy design and advanced conservation technologies focused on community scaled wind turbine and solar systems. We intend to integrate NextGen’s business into our wind energy company as a wholly-owned subsidiary.

Description of Our Company and NextGen

We were incorporated in Delaware on January 30, 2006 and have conducted a wind energy business since our exchange transaction with Juhl Energy, Inc. and DanMar and Associates, Inc. on June 24, 2008. We are a publicly-reporting and trading company as a result of the filing of our registration statement with the U. S. Securities and Exchange Commission on March 1, 2007.

NextGen was formed as a South Dakota corporation on October 25, 2004. NextGen has 2,000,000 authorized shares of common stock, of which 938,750 held by the sixselling shareholders were issued and outstanding. NextGen is located at 1502 17th Street SE, Pipestone, MN 56164, and its telephone number is (507) 562-8090.

Following the closing of the purchase transaction, NextGen will be operated as our wholly-owned subsidiary.

Description of Business

Overview of Our Business

We are engaged in the development of a type of wind power in various small communities in the Midwestern United States and Canada that has been labeled “community wind power.” Our ultimate goal is to build medium to large-scale wind farms jointly owned by local communities, farm owners and our company. The wind farms are connected to the general utility electric grid to produce clean, environmentally-sound wind power for use by the electric power industry.

Since 2003, we have developed 11 wind farms, accounting for more than 117 megawatts of wind power, that currently operate in the Midwest region of the United States. We are presently engaged in various aspects of the development of 16 wind farms totaling an additional 400 megawatts of community wind power systems.

Our projects are based on the formation of partnerships with the farmers upon whose land the wind turbines are installed.  Over the years, this type of wind power has been labeled “community wind power” because the systems are actually owned by the farmers themselves and the local communities they serve.  The concept of “community wind” was created by Daniel J. Juhl, our Chairman and Chief Executive Officer. Community wind is a specialized sector in the wind energy industry that differs from the large, utility-owned wind power systems that are also being built in the United States.  Our goal is to share ownership with farmers and to build a network of farmer-owned community wind power systems.

Our management has been involved in the wind power industry for more than 25 years. We have experience in the design, manufacture, maintenance and sale of wind turbines, as well as the full-scale development of wind farms. We hold contract rights, are involved with projects in development and under negotiation, and provide development activities in the wind power industry. Our contract rights relate to administrative services agreements which call for management and administrative services to be provided for several existing Minnesota wind farms. Our assets include four wind power development agreements, nine projects in development and under negotiation, agreements to conduct wind power feasibility studies and various development activities in the wind power industry.

Business of NextGen

NextGen is a company which provides renewable energy systems and specializes in advanced conservation technologies focused on smaller scale wind turbine and solar systems. Production, management and conservation of energy are NextGen's main focus.

NextGen has extensive experience with a wide variety of energy saving and environmentally sound production systems such as small wind, solar, back-up power, and stand alone power systems. Its diverse experience enables it to assist the energy consumer with methods of controlling and in some cases eliminating their ever burdensome energy costs. NextGen supports a transition to a sustainable energy economy which relies on clean, renewable resources to satisfy societal needs. Next Gen can present the energy consumer with modern options in terms of cost effectiveness, performance, and reliability.

NextGen focuses on energy consumers throughout the Great Plains region. Through thorough analysis NextGen can examine the energy requirements and implement the appropriate technology to meet the needs of the energy consumer. In addition to site analysis, NextGen markets and installs energy-saving products, performs system repairs and scheduled maintenance.

NextGen has developed a PowerBankT System which is designed to give businesses and homeowners the ability to store up to 72 hours of emergency power in the event of a power failure. This back-up power system works automatically and instantaneously. When a power outage occurs, the control relay station automatically taps into the energy reserve stored by the PowerBankT System and can run several loads for 24-72 hours

NextGen markets solar modules as a reliable, virtually maintenance-free power supply designed to convert sunlight into electricity at the highest possible efficiency. These systems are used to charge storage batteries to power remote homes, recreational vehicles, boats, telecommunications systems and other consumer and commercial applications.

To protect the cells from the most severe environmental conditions, the solar modules are encapsulated between a tempered glass cover and an EVA pottant with a PVF back sheet. The entire laminate is installed in an anodized aluminum frame for structural strength and ease of installation.

NextGen has developed a wind and solar hybrid electric system which supplies all the power for the office and shop facility of our wholly-owned subsidiary, DanMar & Associates in Woodstock, MN. This hybrid unit could also be used to produce most (if not all) the electricity needed by an individual residence. It has three primary components: electric generators; battery storage; and the inverter/battery charger.

Company Structure

As a result of the purchase transaction, NextGen is our wholly-owned subsidiary.

Juhl Energy, Inc. and DanMar & Associates, Inc. are also our wholly-owned subsidiaries. DanMar & Associates, Inc. is engaged in providing consulting services to owners and operators of wind energy projects. Juhl Energy, Inc. is engaged in the development of wind farms.

Juhl Energy, Inc. also has a subsidiary, Community Wind Development Group LLC.

Our Community Wind Farm Portfolio

We believe that we have completed and placed into service more community wind power systems than any other U.S. enterprise. To date, we have developed 11 community wind farms located primarily in the “Buffalo Ridge” area of southwestern Minnesota. These systems have been developed since the mid-1980s and total more than 117 megawatts. They are fully operational today. In addition, we provide operating and maintenance services to five of the 11 existing wind farms.

In addition to the first 11 wind farms developed by us, we have another 16 community wind projects in various phases of development totaling more than 400 megawatts. These projects are primarily located in the states of Minnesota, Nebraska and South Dakota.

Growth Strategy

We specialize in the development of community wind power systems, and we believe that we are among the leaders in the field. Our growth strategy is anchored by the competitive advantage of our portfolio of completed projects coupled with the projects we currently have under development. Our plan is to continue to provide the full range of development services across each phase of development, which we expect will grow our revenue and profitability from each project under development.

In addition to growing our revenue per project, we will continue to grow our projects under development by utilizing competitive strengths and taking advantage of market conditions to build long-term growth.

We believe that our acquisition of NextGen will support our growth strategy.

Our Competitive Advantages

We believe that we have a number of competitive advantages in the community wind energy production sector; one of our key advantages being that we have completed 11 community wind farm projects to date totaling more than 117 megawatts. We expect that when new projects are considering retaining a development enterprise, the ability to point to actual projects completed, along with the extensive knowledge base developed and relationships necessary to get the job done, will provide us an edge in winning projects in the future. These relationships include those with utility power purchasers, equity and debt project finance sources, turbine suppliers and constructors.

We believe that our experience in developing wind farms in new market areas and in operating energy companies will enable us to continue to successfully expand our development portfolio. Further, we believe our management’s understanding of deregulated energy markets enables us to maximize the value of our development portfolio. Our team has experience in site selection, market analysis, land acquisition, community relations, permitting, financing, regulation and construction.

For community wind projects to be completed successfully, projects must be constructed in a cost-effective manner. In the course of completing 11 projects to date, we have been able to demonstrate to project owners, equity investors and lenders, that we can build wind farms on a cost-effective basis.

In the Midwestern U.S. markets where we are active, our management team maintains local presence and promotes community stakeholder involvement. By maintaining offices in Woodstock, Minnesota and Chicago, Illinois, and becoming involved in local community affairs, we develop a meaningful local presence, which we believe provides us with a significant advantage when working through the local permitting processes and helps to enlist the support of our local communities for wind farms. We believe that our local approach has enabled us to secure approvals and support for our projects in regions that have historically voiced meaningful opposition and has given us a significant advantage over competitors, who are not as active in the local communities in which we are developing wind farms. Our management’s active participation in the state and local regulatory and legislative processes has led to the growth of community wind across the Midwest.

As a result of our project portfolio and industry-respected management team, we enjoy strong relationships with key trading partners that are required for successful wind farm development. These relationships include regulators, turbine suppliers, electric component suppliers, equity investors, project lenders, engineering firms, constructors, electric transmission operators and electric utilities.

We believe that our acquisition of NextGen enhances our competitive advantage.

Item 3.02    Unregistered Sales of Equity Securities

On October 31, 2008, at the closing of the purchase transaction, we issued an aggregate of 133,213 shares of our common stock to the selling shareholders of NextGen as a portion of the consideration for the purchase transaction and for our purchase of the Real Estate. The shares of our common stock issued to NextGen selling shareholders in connection with the purchase transaction and our purchase of the Real Estate were not registered under the Securities Act of 1933 (the “Securities Act”) or the securities laws of any state. Such shares were exempt from registration under Section 4(2) of the Securities Act as a sale by an issuer not involving a public offering and under Regulation D promulgated pursuant to the Securities Act and corresponding provisions of state securities laws which exempt transactions by an issuer not involving any public offering. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements, and certificates evidencing such shares contain a legend stating the same.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated October 31, 2008, between Juhl Wind, Inc., Next Generation Power Systems, Inc. and the selling shareholders of Next Generation Power Systems, Inc.

2.2	Sales-Purchase Agreement dated October 31, 2008 between Juhl Wind, Inc. and six individuals who are also the selling shareholders of Next Generation Power Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 4, 2008	JUHL WIND, INC.

	By:	/s/ John Mitola
John Mitola
President